SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
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Universal Electronics Inc.
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The following supplement to the Universal Electronics Inc. Proxy Statement dated April 28, 2014 will be provided to certain stockholders of Universal Electronics Inc. and made available on the website of Universal Electronics Inc. on or about June 2, 2014.

UNIVERSAL ELECTRONICS INC.
201 E. Sandpointe Avenue, 8th Floor
Santa Ana, California 92707
714-918-9500
www.uei.com

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 12, 2014

This proxy statement supplement, dated June 2, 2014, supplements the definitive proxy statement filed by Universal Electronics, Inc. (“Universal”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2014 and made available to Universal stockholders in connection with the solicitation of proxies by the Universal Board of Directors for the 2014 Annual Meeting of Stockholders and any adjournment or postponement thereof.

This supplement is being filed with the SEC and is being made available to stockholders on June 2, 2014. Only stockholders of record as of the close of business on April 17, 2014 are entitled to receive notice of and to vote at the annual meeting.

Except as described in this supplement, the information provided in the proxy statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the proxy statement, the information in this supplement is more current. The proxy statement contains important additional information. This supplement should be read in conjunction with the proxy statement.

Supplemental Disclosure Concerning Proposal Three

The purpose of this supplement is to provide updated information about the terms of the Universal Electronics Inc. 2014 Stock Incentive Plan, which stockholders have been asked to approve as Proposal Three described in the proxy statement.

On May 30, 2014, the Universal Board of Directors amended the terms of the Universal Electronics Inc. 2014 Stock Incentive Plan (the “Plan”). The amendment, which was effective immediately, reduces the number of shares of common stock, par value $0.01 per share, of Universal (“Stock”), which may be issued pursuant to the Plan from 1,300,000 to 1,100,000 shares of Stock. The amendment was adopted pursuant to Section 10.01 of the Plan, pursuant to which the Universal Board of Directors may reduce the number of shares of Stock which may be issued under the Plan. Pursuant to the terms of the Plan, the number of shares of Stock which may be issued under the Plan may not be increased without the consent of our stockholders.

The complete text of the Plan, as amended, has been filed with the SEC as Annex A to this proxy statement supplement. The Plan, as so amended, will be presented for stockholder approval at the annual meeting. All votes cast with respect to Proposal Three will constitute a vote on the Plan, as amended to reduce the shares permitted to be issued under the Plan to 1,100,000.

1

Annex A

UNIVERSAL ELECTRONICS INC.
2014 STOCK INCENTIVE PLAN

Adopted by the Board of Directors on April 23, 2014
and Amended by the Board of Directors on May 30, 2014

EFFECTIVE JUNE 12, 2014

ARTICLE X AMENDMENT AND TERMINATION	A-11
Section 10.01 General Provisions	A-11
Section 10.02 Amendment of Awards	A-11
Section 10.03 Section 409A	A-11

ARTICLE XI MISCELLANEOUS PROVISIONS	A-11
Section 11.01 Unfunded Status	A-11
Section 11.02 Participant Representations	A-11
Section 11.03 Other Compensation Arrangements	A-11
Section 11.04 No Right to Continued Service	A-12
Section 11.05 Tax Withholding	A-12
Section 11.06 Limitation on Liability	A-12
Section 11.07 Compliance with Rule 16b-3	A-12

UNIVERSAL ELECTRONICS INC.
2014 STOCK INCENTIVE PLAN

ARTICLE I
GENERAL PROVISIONS
Section 1.01. Adoption. Universal Electronics Inc. ("Corporation") hereby establishes the Universal Electronics Inc. 2014 Stock Incentive Plan ("Plan"), effective June 12, 2014 ("Effective Date"), subject to approval of the shareholders of the Corporation at the Corporation's annual meeting occurring on such date.
Section 1.02. Description. The Plan is designed to promote the interests of the Corporation and its shareholders by providing a means by which the Corporation can award stock-based incentives to employees and directors of the Corporation and/or its Subsidiaries. The Plan permits the Committee to grant Stock Options, Performance Stock Units, Restricted Stock Units, or any combination of the foregoing, all as provided herein.
Section 1.03. Purpose of Plan. The primary purposes of the Plan are (i) to further the growth, development, and financial success of the Corporation by providing stock-based incentives to Participants that align their interests more closely with those of the Corporation's shareholders and (ii) to provide an additional means by which the Corporation and its Subsidiaries can attract and retain talented employees and directors and motivate them to use their best efforts to create value for the Corporation's shareholders.
ARTICLE II
DEFINITIONS AND RULES OF CONSTRUCTION
Section 2.01. Definitions. The following terms, when capitalized herein, shall have the meanings set out below:
(a)"Award" means any Option, Performance Stock Unit, and/or Restricted Stock Unit granted to a Participant pursuant to the Plan.
(b)"Award Agreement" means a written instrument between the Corporation and a Participant evidencing an Award and prescribing the terms, conditions, and restrictions applicable to the Award.
(c)"Board" means the Board of Directors of the Corporation.
(d)"Cause" means, unless otherwise defined in the applicable Award Agreement, (i) the willful and continued failure by the Participant to substantially perform his duties with the Corporation or, if applicable, any Subsidiary, (other than a failure resulting from the Participant's death or "Disability") after the Corporation or Subsidiary makes a demand for substantial performance to the Participant, which specifically identifies the manner in which it is believed that the Participant has not substantially performed his duties; (ii) the Participant's willful engaging in gross misconduct materially and demonstrably injurious to the property or business of the Corporation or any Subsidiary; (iii) the Participant's commission of fraud, misappropriation, or a felony. For purposes of clause (i) of the preceding sentence, no act or failure to act of the Participant will be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without a reasonable belief that his action or omission was in the interests of the Corporation or not opposed to the best interests of the Corporation or, if applicable, any Subsidiary.
(e)"Change in Control" means the occurrence of any of the following (i) any "person" or "group" (as such terms are used in Sections 3(a), 13(d), and 14(d) of the Exchange Act), other than (1) a trustee or other fiduciary holding securities under any employee benefit plan of the Corporation or (2) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock in the Corporation immediately prior to any such occurrence, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power of the then outstanding securities of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"); (ii) individuals who are members of the Board on the date of the applicable Award Agreement and any individuals who become members of the Board thereafter whose nomination for election as a director was approved by the affirmative vote of a majority of such directors (including any non-director added pursuant to this clause), cease to constitute a majority of the members of the Board; (iii) there occurs a merger or consolidation of the Corporation with any other corporation or entity, other than a merger or consolidation that would result in the Voting Stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the Voting Stock or the voting securities of such surviving entity outstanding immediately after such merger or consolidation; (iv) there occurs a sale or transfer or disposition of all or substantially all of the Corporation's assets to any other corporation or entity, other than a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of Stock in the Corporation immediately prior to such sale, transfer or disposition; or (v) the dissolution or liquidation of the Corporation.
(f)"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(g)"Committee" means the Compensation Committee of the Board. Each member of the Committee is intended to qualify as (i) "independent," as determined in accordance with the regulations of the stock exchange on which the Stock is principally traded, (ii) a "non-employee director" under Rule 16b-3, and (iii) an "outside director" under Code Section 162(m). However, no action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet the foregoing qualification standards. To the extent that the Committee has delegated authority to another person or persons pursuant to Section 3.04, the term "Committee” shall refer to such other person or persons.
(h)"Corporation" means Universal Electronics Inc., a corporation incorporated under the laws of the State of Delaware (or any successor corporation).
(i)"Covered Employee" means an individual who is a covered employee within the meaning of Code Section 162(m)(3)).
(j)"Director" means a member of the Board of Directors of the Corporation or any Subsidiary.
(k)"Disability" means, unless otherwise defined in the applicable Award Agreement, an event of illness or other incapacity of the Participant resulting in the Participant's failure or inability to discharge his duties as an Employee or Director, as applicable for 90 or more days during any period of 120 days.
(l)"Dividend Equivalent" has the meaning specified in Subsection 8.01(b) or 9.01(b), as applicable.
(m)"Effective Date" has the meaning specified in Section 1.01.
(n)"Eligible Person" means an Employee or Director.
(o)"Employee" means an employee of the Corporation or any Subsidiary.
(p)"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.
(q)"Exercise Price" means the price required to be paid to the Corporation upon the exercise of an Option.
(r)"Fair Market Value" means, as of any given date, with respect to an Award granted hereunder, the mean of the high and low trading price of the Stock on such date as reported on The Nasdaq Stock Market, or if the Stock is not then traded on The Nasdaq Stock Market, on such other national securities exchange on which the Stock is admitted to trade or, if none, on the National Association of Securities Dealers Automated Quotation System, if the Stock is admitted for quotation thereon; provided, however, that if any such system, exchange, or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first day immediately preceding such day on which such system, exchange, or quotation system was open for trading; provided, further, that in all other circumstances, "Fair Market Value" shall be determined by the Committee in accordance with Code Section 409A and the regulations thereunder.
(s)"Grant Date" means, with respect to an Award, the date on which the Committee takes action required to grant the Award or such later date designated by the Committee at the time it takes action required to grant the Award. Notwithstanding the preceding sentience, if the Committee grants an Award subject to approval of the full Board, and the Award is later approved by the full Board, the Grant Date shall be the date of approval by the full Board.
(t)"Option" means a right granted to an Eligible Person pursuant to Article VII to purchase a specified number of Shares at a specified price during a specified period. Only nonqualified stock options (i.e., options not subject to Code Section 422A) shall be awarded pursuant to the Plan.
(u)"Optionee" means an Employee or Director to whom the Committee has granted an Option that remains outstanding.
(v)"Participant" means an Employee or Director to whom the Committee has granted an Award that remains outstanding.
(w)"Performance Criteria" has the meaning specified is Subsection 9.01(d).
(x)"Performance Goals" has the meaning specified in Subsection 9.01(e).
(y)"Performance Period" means the period (which must be for at least 12 consecutive months) designated by the Committee during which the Performance Goals applicable to a Performance Stock Unit must be satisfied.
(z)"Performance Stock Unit" has the meaning specified in Section 9.01.
(aa)"Restricted Stock Unit" or "RSU" has the meaning specified in Section 8.01.
(ab)"Rule 16b-3" means Rule 16b-3 issued by the Securities Exchange Commission pursuant to the Exchange Act, as such rule is in effect from time to time.
(ac)"Share" means a share of Stock.
(ad)"Stock" means the common stock, par value $0.01 per share, of the Corporation.
(ae)"Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
(af)"Termination Date" means the effective date of a Participant's Termination of Service.
(ag)"Termination of Service," "Terminated Service," "Service Terminates," and any variation of such terms means, (i) in the case of an Employee, a complete termination of the employment relationship between the Employee and the Corporation and its Subsidiaries and, (ii) in the case of a Director, the cessation of service as a director of the Corporation and all Subsidiaries.
(ah)"Unit" means a Restricted Stock Unit" or a "Performance Stock Unit," as applicable.
Section 2.02. Rules of Construction. The following rules shall apply in construing the Plan and any Award Agreement:
(a)Except as expressly provided below, this Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflict of law principles.
(b)Words used in the masculine shall be construed to include the feminine gender, where appropriate, and words used in the singular or plural shall be construed as being in the plural or singular, where appropriate.
(c)Captions and headings are for convenience only, and they shall not affect the construction of the Plan or any Award Agreement.
(d)Reference to any provision of the Code or other law or regulation shall be deemed to include a reference to the successor of such provision.
(e)The Plan and the Awards are intended to comply with and shall be construed to effect compliance with, the exemptions under Rule 16b-3, in the case of Participants who are subject to Section 16 of the Exchange Act; provided, however, the Corporation shall have no liability to any Participant for Section 16 consequences of an Award.
(f)It is intended that all Options granted pursuant to the Plan and, to the extent provided in Article IX, all Performance Stock Units granted to Covered Employees shall qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Code Section 162(m), and the Plan and the Awards shall be construed accordingly.
(g)It is intended that all Awards shall be exempt from the provisions of Code Section 409A, and the provisions of the Plan and any Agreement applicable to an Award shall be construed in accordance with such intent. All Options are intended to satisfy the exemption for stock rights under U.S. Treasury Regulations Section 1.409A-1(b)(5), and all Restricted Stock Units and all Performance Stock Units and Restricted Stock Units are intended to satisfy the short-term deferral exemption under U.S. Treasury Regulations Section 1.409A-1(b)(4), and the Plan and applicable Award Agreement shall be construed and applied to effect such interpretation.
(h)If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of the Plan shall continue in effect, provided that the essential economic terms of the Plan and any Award can still be enforced.

ARTICLE III
ADMINISTRATION
Section 3.01. Responsibilities and Authority of the Committee. The Committee shall administer the Plan, subject to its right to delegate pursuant to Section 3.04. Subject to the express provisions of the Plan, the Committee is authorized and empowered to administer the Plan and to (i) designate those persons who are Participants; (ii) grant Awards; (iii) determine the effective date of each Award, the number of Shares subject to the Award, and the other terms and conditions of the Award, which terms and conditions need not be the same for each Award; (iv) interpret the Plan and any Award Agreement; (v) determine the Fair Market Value of the Shares; (vi) accelerate the time during which an Option may be exercised, notwithstanding the provisions of the Award Agreement; (vii) accelerate the time during which restrictions apply to an Award; (viii) prescribe, amend, and rescind rules relating to the Plan; (ix) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee; (x) determine the rights and obligations of Participants under the Plan; and (xi) make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the preceding provisions, the Committee is not authorized to take any action that would, in its judgment, cause an Award to become subject to the provisions of Code Section 409A.
Section 3.02. Binding Determinations. Any action taken by, or inaction of, the Company, the Board, or the Committee relating or pursuant to the Plan (including, without limitation, any determination of Fair Market Value) shall be within the sole discretion of that entity or body and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Committee may act in its sole discretion in matters within its authority related to the Plan.
Section 3.03. Reliance on Experts. In making any determination or in taking or not taking any action under the Plan, the Committee or the Board, as the case may be, may obtain and rely upon the advice of experts, including employees of and professional advisors to the Company.
Section 3.04. Delegation. The Committee may delegate ministerial non-discretionary functions to one or more Company officers or employees. Subject to applicable law, the Committee may delegate to the Company's Chief Executive Officer all or part of its authority and duties with respect to the granting of Awards to individuals who are not (i) subject to the reporting and other provisions of Section 16 of the Exchange Act or (ii) Covered Employees. Any delegation pursuant to this Section shall specify the duration of the delegation and limit the amount of Awards that may be granted pursuant thereto.
Section 3.05. Limitations on Liability. No director, officer, or agent of the Company shall be liable for any action, omission, or decision under the Plan that is taken, made, or omitted in good faith.
ARTICLE IV
ELIGIBILITY
The Committee shall, from time to time, in its discretion, designate those persons eligible to receive Awards under the Plan from among Employees and Directors.
ARTICLE V
SHARES AVAILABLE FOR AWARDS
Section 5.01. Shares Available and Aggregate Share Limit.
(a)Subject to adjustment pursuant to Section 5.04, the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be one million one hundred thousand (1,100,000), subject to approval of this Plan by the shareholders of the Corporation. Such Shares may consist, in whole or in part, of authorized and unissued Shares or issued Shares reacquired by the Corporation from time to time, as the Board may determine.
(b)To the extent that (a) an Option expires or is otherwise terminated, canceled, or surrendered without being exercised (including, without limitation, in connection with the grant of a replacement option) or (b) any Restricted Stock Unit Award or Performance Stock Unit Award granted hereunder expires or is otherwise terminated or canceled, the Shares underlying such Option or subject to such Restricted Stock Unit Award or Performance Stock Unit Award shall again be available for issuance in connection with future Awards under this Plan.
Section 5.02. Limit Applicable to Specific Awards. The only limitations on the number of Shares available for Options, Restricted Stock Units, and/or Restricted Stock Units are the overall limits set out in this Article.

Section 5.03. Annual Limitations on Awards to Any Participant. The maximum number of Shares subject to all Awards granted in any three-calendar year period to a Participant who is either (i) subject to the reporting and other provisions of Section 16 of the Exchange Act or (ii) a Covered Employee shall be limited to three hundred fifty-thousand (350,000).
Section 5.04. Adjustments Upon Recapitalization, Reorganization, or Other Corporate Transactions. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off, or other change in corporate structure or capitalization affecting the Stock, the Committee shall make an equitable adjustment or substitution in the number and class of shares reserved for issuance under this Plan, the number and class of shares covered by outstanding Awards and the per-Share Exercise Price under Options, and the limitations under Section 5.03 to reflect the effect of such change in corporate structure or capitalization on the Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated; provided further, however, that if by reason of any such change in corporate structure or capitalization a Participant holding a Restricted Stock Unit Award or Performance Stock Unit Award shall be entitled, subject to the terms and conditions of such Award, to additional or different shares of any security, the issuance of such additional or different shares shall thereupon be subject to all of the terms and conditions (including restrictions and performance criteria) that were applicable to such Award before such change in corporate structure or capitalization; and, provided, further, however, that unless the Committee, in its sole discretion determines otherwise, any issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no such adjustment or substitution by reason thereof shall be made with respect to, the number or class of shares reserved for issuance under the Plan, the number or class of shares covered by outstanding Awards, or any option price or applicable price.
ARTICLE VI
GENERAL PROVISIONS RELATED TO AWARDS
Section 6.01. Grant of Awards. The Committee may grant Awards singly or in combination or tandem with other Awards.
Section 6.02. Award Agreements. Each Award shall be evidenced by an Award Agreement, which shall be distributed to the Participant to whom the Award has been made. The Committee may require, as a condition of any Award, that the Participant sign a copy of the Award Agreement and return it to the Corporation as provided therein. The terms of an Award need not be the same for any two Participants or for more than one Award to the same Participant.
Section 6.03. Period for Granting Awards. Notwithstanding any other provision of this Plan, no Award may be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date; provided, however, Awards granted before such tenth anniversary may extend beyond that date.
ARTICLE VII
OPTIONS
Section 7.01. Grant and Exercise. The Committee may grant Options to any Employee or Director, either alone or in addition to other Awards, in such form and subject to such terms and conditions as the Committee specifies.
(a)Award Agreement. The Award Agreement for an Option shall specify the grant date, the number of Shares subject to the Option, the exercise period (to the extent that such period is not set out in the Plan), the Exercise Price, and such other provisions applicable to the Option as the Committee, in its sole discretion, may determine.
(b)Exercisability. Options shall be exercisable during the period specified in the Award Agreement.
(c)Method of Exercise. Options may be exercised by giving written notice of exercise as provided in the Award Agreement, specifying the number of Shares with respect to which the Stock Option is being exercised, accompanied by payment in full of the Exercise Price in cash or its equivalent, as determined by the Committee in its sole discretion, and satisfaction of the withholding requirements set out in Section 11.05 and/or the Award Agreement. If requested by the Committee, the Optionee shall deliver to the Corporation the Award Agreement evidencing the Stock Option being exercised for notation thereon of such exercise and return thereafter of such agreement to the Optionee. As determined by the Committee, in its sole discretion, payment of the Exercise Price in full or in part may also be made in the form of unrestricted Shares already owned by the Optionee (based on the Fair Market Value of such Shares on the date on which the Stock Option is exercised). The Committee also may allow cashless exercise, as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means that the Committee determines to be consistent with this Plan's purpose and applicable law. An Optionee shall generally have the rights to dividends or other rights of a stockholder with respect to Shares subject to a Stock Option when the Optionee has given written notice of exercise, has paid in full for such Shares, and, if requested, has made representations described in Section 11.02.

Section 7.02. Terms and Conditions. Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable.
(a)Exercise Price. The per-Share Exercise Price for Shares under each Option shall be determined by the Committee at the time of grant, but shall be not less than 100% of the Fair Market Value of a Share on the Grant Date.
(b)Option Term. The term of each Stock Option shall be fixed by the Committee at the time of grant, but no Stock Option shall be exercisable more than ten years after its Grant Date.
(c)Transferability. Except as otherwise determined by the Committee, no Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and, during the Optionee's lifetime, all Options shall be exercisable only by the Optionee, or in the case of Optionee's legal incompetency, only by Optionee's guardian or legal representative.
(d)Impact of Termination of Service. An Optionee may exercise an Option after Termination of Service only to the extent provided in the applicable Award Agreement or as otherwise determined by the Committee, in its sole discretion. Except as provided in the preceding sentence, all Options held by an Optionee shall terminate immediately upon Termination of Service without the necessity of any further action by the Corporation, the Committee, or the Optionee.
ARTICLE VIII
RESTRICTED STOCK UNITS
Section 8.01. Grant. The Committee may grant Restricted Stock Units pursuant to this Article to any Eligible Person. Each Restricted Stock Unit represents the right to receive one Share, subject to the terms, conditions, and provisions of this Plan and the applicable Award Agreement.
(a)Award Agreement. The Award Agreement shall set out the number of Restricted Stock Units subject to the Award, the vesting provisions applicable to such Units, other such other terms applicable to the Award, as the Committee, in its discretion, may determine.
(b)Dividend Equivalents. If the Committee, in its sole discretion, so determines at the time of grant, a Participant to whom a Restricted Stock Unit Award has been made may be credited with an amount equivalent to all cash dividends ("Dividend Equivalents") that would have been paid to the Participant if one Share for every Restricted Stock Unit awarded had been issued to the Participant on the Grant Date. Dividend Equivalents with respect to a Restricted Stock Unit, to the extent that they become vested, shall be paid to the Participant at such time as the Shares related to such Restricted Stock Unit are distributed.
(c)Vesting. Restricted Stock Units subject to an Award shall become vested pursuant to the schedule specified in the Award Agreement or as otherwise determined by the Committee pursuant to the Plan. Upon vesting of outstanding Units, the Participant shall be entitled to payment pursuant to Section 8.03.
(d)Additional Terms and Conditions. The Committee shall determine the terms and conditions of each Restricted Stock Unit Award, including without limitation, the number of Restricted Stock Units subject to the Award and the restricted period applicable to the Units. The Committee, in its sole discretion, shall prescribe terms and conditions applicable to the vesting of Restricted Stock Units in addition to those provided in this Plan.
(e)Transferability. Restricted Stock Units shall not be transferable.
Section 8.02. Termination of Award. Unless otherwise determined by the Committee, in its sole discretion, (i) a breach of any term or condition of the Plan or applicable Award Agreement or (ii) the Participant's Termination of Service will cause a cancellation of all unvested Restricted Stock Units (including any Dividend Equivalents with respect to such Units), and the Participant shall not be entitled to receive any consideration with respect thereto.
Section 8.03. Distributions with Respect to Restricted Stock Units. Upon the vesting of outstanding Restricted Stock Units, the Committee shall cause (i) a number of Shares equal to the number of whole Units becoming vested as of such date to be transferred to or for the benefit of the Participant, and (ii) if applicable, a cash amount equal to any Dividend Equivalents with respect to such whole Units to be paid to the Participant. All such distributions and payments shall be subject to satisfaction of the withholding requirements set out in Section 11.05 and/or the Award Agreement. Notwithstanding anything to the contrary contained in the Plan or any Award Agreement, distribution of Shares and, if applicable, Dividend Equivalents, with respect to a vested Unit shall be made at the time of vesting or as soon as administratively feasible thereafter, and under no circumstances later than March 15 of the calendar year following the calendar year in which the Units become vested.

ARTICLE IX
PERFORMANCE STOCK UNITS
Section 9.01. Grant. The Committee may grant Performance Stock Units pursuant to this Article to any Eligible Person. Each Performance Stock Unit represents the right to receive, subject to the terms and provisions of this Plan and the applicable Award Agreement, one Share or, in the Committee's discretion, cash equal to the Fair Market value of one Share on the vesting date. Performance Stock Units granted to a Covered Employee are intended to qualify as performance-based compensation exempt from the deductibility limitations of Code Section 162(m).
(a)Award Agreement. The Award Agreement shall set out (i) the number of Performance Stock Units subject to the Award; (ii) the Performance Goals and Performance Period (which must be at least 12 consecutive months) applicable to such Units, (iii) if applicable, the time-based vesting provisions established by the Committee with respect to such Units, and (iv) other terms applicable to the Award, as determined by the Committee, in its discretion.
(b)Dividend Equivalents. If the Committee, in its sole discretion, so determines at the time of grant, a Participant to whom a Performance Stock Unit has been granted may be credited with an amount equivalent to all cash dividends ("Dividend Equivalents") that would have been paid to the Participant if one Share for every Performance Stock Unit awarded had been issued to the Participant on the Grant Date. Dividend Equivalents with respect to a Performance Stock Unit, to the extent that they become vested, shall be paid to the Participant at such time as the Shares related to such Performance Stock Unit are transferred to or for the benefit of the Participant.
(c)Vesting. Performance Stock Units subject to an Award shall become vested at the later of (i) the end of the specified Performance Period, provided that the applicable Performance Goals have been satisfied during such Period, or (ii) the completion of any additional time-based vesting requirements. The Committee, in its sole discretion, may (i) prescribe terms and conditions applicable to the vesting of Units in addition to those provided in this Plan, or (ii) with respect to a Participant who is not a Covered Employee, deem the applicable vesting provisions to have been satisfied. Upon vesting of outstanding Units, the Participant will be entitled to payment pursuant to Section 9.03. To the extent that applicable Performance Criteria have not been satisfied during the Performance Period, or the Participant has failed to satisfy any time-based vesting requirements, the Participant shall have no further interest with respect to the non-vested Units.
(d)Performance Criteria. "Performance Criteria" means the one or more of the following criteria selected by the Board for the purpose of establishing the Performance Goals for a Performance Period: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes, and depreciation; (iii) total shareholder return; (iv) return on equity or average shareholders' equity; (v) stock price; (vi) net income (before or after taxes); (vii) net operating income (before or after taxes), (viii) sales or revenue targets; (ix) increases in revenue or product revenue; (x) debt reduction; (xi) customer satisfaction; or (xii) operating profit or net operating profit, and to the extent that an Award is not intended to comply with Code Section 162(m), other measures of performance selected by the Board.
(e)Performance Goals. "Performance Goals" means, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee shall establish the Performance Goals applicable to any Performance Stock Award not later than ninety (90) days after the commencement of the Performance Period for such Award; provided, however, that achievement of such Performance Goals must be substantially uncertain at the time the goals are established. Before payment under a Performance Based Stock Award to a Covered Employee, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied. The Performance Goals established by the Committee with respect to a Performance Based Stock Award may be based on Corporation-wide performance or with respect to one or more business units, divisions, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Committee (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Committee shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles.
(f)Transferability. Performance Stock Unit Awards shall not be transferable.
Section 9.02. Termination of Award. Unless otherwise determined by the Committee, in its sole discretion, (i) a breach of any term or condition of the Plan or applicable Award Agreement or (ii) the Participant's Termination of Service will cause a cancellation of all unvested Performance Stock Units (including any Dividend Equivalents with respect to such Units), and the

Participant shall not be entitled to receive any consideration with respect thereto. In addition, all Performance Stock Units subject to an Award will be forfeited at the end of the applicable performance period to the extent that the performance objectives applicable such Units have not been met, subject to the Committee's discretion, as provided in Subsection 9.01(e).
Section 9.03. Distributions with Respect to Performance Stock Units.
(a)Upon the vesting of outstanding Performance Stock Units, the Committee shall cause (i) to be issued and delivered to the Participant a stock certificate representing the number of Shares, if any, to be issued pursuant with respect to the vested Units, which, subject to Section 11.02 hereof, shall be free of all restrictions, and (ii) the cash, if any to be issued with respect to the Units, if any, including any Dividend Equivalents with respect to such vested Units.
(b)Notwithstanding anything to the contrary contained in the Plan or any Award Agreement, distribution of Shares and/or cash, as applicable, with respect to vested Units shall be made at the time of vesting or as soon as administratively feasible thereafter and under no circumstances later than March 15 of the calendar year following the calendar year in which the Units become vested.
ARTICLE X
AMENDMENT AND TERMINATION
Section 10.01. General Provisions. The Board may amend or terminate this Plan, but no such amendment or termination shall (i) impair the rights of a Participant under any Award theretofore granted without such Participant's consent, or (ii) without the approval of the stockholders of the Corporation (where such approval is necessary to satisfy then applicable requirements of Rule 16b-3, the Nasdaq Stock Market, Inc., any federal tax law relating to Incentive Stock Options, or any applicable state law):
(a)except as provided in Article V, increase the total number of Shares that may be issued under this Plan;
(b)except as provided in Article V, decrease the Exercise Price any Stock Option to less than 100% of the Fair Market Value on the Grant Date;
(c)change the class of Eligible Persons; or
(d)extend (i) the period during which Awards may be granted or (ii) the maximum period of any Award.
Section 10.02. Amendment of Awards. Except as restricted herein with respect to Incentive Stock Options, the Committee may change the terms and conditions of any Award theretofore granted, and of any applicable Award Agreement, prospectively or retroactively, but no such change shall impair the rights of any Participant under such Award or Award Agreement without the Participant's consent.
Section 10.03. Section 409A. Additional rules relating to amendments to the Plan or any Award or Award Agreement to assure compliance with Section 409A of the Code are set forth in Section 11.08.
ARTICLE XI
MISCELLANEOUS PROVISIONS
Section 11.01. Unfunded Status. This Plan is intended to constitute an "unfunded" plan. With respect to any payments not yet made and due to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation.
Section 11.02. Participant Representations. The Committee may require each Participant purchasing or receiving Shares pursuant to an Award to represent to and agree with the Corporation in writing that such Participant is acquiring the Shares without a view to distribution thereof. All certificates for Shares delivered under this Plan and, to the extent applicable, all evidences of ownership with respect to Dividend Equivalents delivered under this Plan, shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, or quotation system on which the Shares are admitted for trading, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
Section 11.03. Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 11.04. No Right to Continued Service. Neither the adoption of this Plan nor the grant of any Award pursuant hereto shall (i) confer upon any Employee any right to continued employment with the Corporation or any Subsidiary or interfere with the right of the Corporation or Subsidiary to terminate the Employee's employment at any time and for any reason, or (ii) to confer upon any Director any right to be retained as a Director for any period.
Section 11.05. Tax Withholding. Unless the Committee otherwise determines, each Participant (other than a Participant who received an Award as a Director) shall, no later than the date as of which the value of an Award first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Corporation under this Plan shall be conditional on such payment or arrangements and the Corporation (and, where applicable, its Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. A Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Corporation to withhold from Shares to be issued upon the exercise of a Stock Option or upon the vesting of any Restricted Stock Unit Award or the Performance Stock Unit Award a number of Shares with an aggregate Fair Market Value that would satisfy the withholding amount due, or (ii) transferring to the Corporation Shares owned by the Participant with an aggregate Fair Market Value that would satisfy the withholding amount due. With respect to any Participant who is a director or an executive officer (i.e., any officer subject to Section 16(b) of the Exchange Act), the election to satisfy the tax withholding obligations relating to the exercise of a Stock Option or to the vesting of a Restricted Stock Unit Award or Performance Stock Unit Award in the manner permitted by this Section shall be made during the "window period" as described within the Corporation Insider Trading Policy unless, otherwise determined in the sole discretion of the Committee.
Section 11.06. Limitation on Liability. No member of the Board or the Committee, nor any officer or employee of the Corporation acting on behalf of the Board or the Committee, shall be personally liable for any action, failure to act, determination, or interpretation taken or made in good faith with respect to this Plan, and all members of the Board or the Committee and each and any officer or employee of the Corporation acting on their behalf shall, to the extent permitted by law and by the Corporation's Amended and Restated Certificate of Incorporation, as amended, and its Amended and Restated By-Laws, as amended, be fully indemnified and protected by the Corporation in respect of any such action, failure to act, determination, or interpretation.
Section 11.07. Compliance with Rule 16b-3. This Plan is intended to satisfy the conditions of Rule 16b-3, and all interpretations of this Plan shall, to the extent permitted by law, regulations and rulings, be made in a manner consistent with and so as to satisfy the requirements and conditions of such rule. Any provision of this Plan or the application of any provision of this Plan inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.